    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 2003
                                                   REGISTRATION NO. 333-________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                 NAVISITE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ----------

                 DELAWARE                                      52-2137343
     (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

400 MINUTEMAN ROAD, ANDOVER, MASSACHUSETTS                        01810
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                 AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                   ----------

                                  KENNETH DRAKE
                          GENERAL COUNSEL AND SECRETARY
                                 NAVISITE, INC.
                               400 MINUTEMAN ROAD
                          ANDOVER, MASSACHUSETTS 01810
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (978) 682-8300
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

                                   COPIES TO:
                            THOMAS B. ROSEDALE, ESQ.
                         BROWNE ROSEDALE & LANOUETTE LLP
                         31 ST. JAMES AVENUE, SUITE 830
                           BOSTON, MASSACHUSETTS 02116
                                 (617) 399-6931

                                   ----------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
             TITLE OF                       AMOUNT          PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
          SECURITIES TO BE                   TO BE           OFFERING PRICE     AGGREGATE OFFERING  REGISTRATION
             REGISTERED                    REGISTERED          PER SHARE              PRICE             FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value            2,170,000 shares      $  2.55(1)          $ 5,533,500(1)     $  447.67
                                          107,000 shares      $  3.53(2)          $   377,710(2)     $   30.56
                                           64,000 shares      $  4.97(3)          $   318,080(3)     $   25.74
                                           20,000 shares      $  8.40(4)          $   168,000(4)     $   13.60
                                        1,439,000 shares      $  7.775(5)         $11,188,225(5)     $  905.13

Total:                                  3,800,000 shares                          $17,585,515        $1,422.70
================================================================================================================

(1) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 2,170,000 shares at an exercise price of $2.55 per share. The aggregate offering price and registration statement fee have been computed upon the basis of the price at which the options may be exercised, pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

(2) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 107,000 shares at an exercise price of $3.53 per share. The aggregate offering price and registration statement fee have been computed upon the basis of the price at which the options may be exercised, pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

(3) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 64,000 shares at an exercise price of $4.97 per share. The aggregate offering price and registration statement fee have been computed upon the basis of the price at which the options may be exercised, pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

(4) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 20,000 shares at an exercise price of $8.40 per share. The aggregate offering price and registration statement fee have been computed upon the basis of the price at which the options may be exercised, pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

(5) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq SmallCap Market on December 8, 2003 in accordance with Rules
     457(c) and 457(h) under the Securities Act of 1933, as amended.

================================================================================

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given to participants in the Registrant's Amended and Restated 2003 Stock Incentive Plan, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference
             ---------------------------------------

          The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

     (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

     (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities
             -------------------------

          Not applicable.

     Item 5. Interests of Named Experts and Counsel
             --------------------------------------

          Not applicable.

     Item 6. Indemnification of Directors and Officers
             -----------------------------------------

          Section 145 of the Delaware General Corporation Law grants the Registrant the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Registrant where the person involved is adjudged to be liable to the Registrant, except to the extent approved by a court.

          The Registrant's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless and only to the extent that the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, unless it is determined that he did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful; provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

          Article NINTH provides that the Registrant shall have the power to purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee, or agent of the Registrant, or another corporation, partnership, joint venture, trust, or other enterprise, against any expense, liability or loss incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. In addition, the Registrant's Certificate of Incorporation provides that the indemnification provided therein is not exclusive and provides that the Registrant may enter into agreements with officers and directors providing for indemnification rights and procedures different from those set forth in the Registrant's Certificate of Incorporation.

          As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

          The Registrant has obtained directors' and officers' liability insurance which would insure the directors and officers of the Registrant against damages arising from certain kinds of claims which might be made against them based upon their negligent acts or omissions while acting in their respective capacities as directors or officers. The Registrant has entered into agreements with each of its directors and executive officers affirming the Registrant's obligation to indemnify them to the fullest extent permitted by law and providing various other protections.

          Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article EIGHTH of the Certificate of Incorporation provides that no director of the Registrant shall be personally liable for any monetary damages for breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Item 7. Exemption from Registration Claimed
             -----------------------------------

          Not applicable.

     Item 8. Exhibits
             --------

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9. Undertakings
             ------------

          1. The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts on December 15, 2003.

                                    NaviSite, Inc.


                                    By:         /s/ Arthur P. Becker
                                        -------------------------------------
                                                   Arthur P. Becker
                                        Chief Executive Officer and President



                                POWER OF ATTORNEY

     We, the undersigned officers and directors of NaviSite, Inc., hereby severally constitute Arthur P. Becker, James W. Pluntze and Kenneth Drake, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and in our behalf in our capacities as officers and directors to enable NaviSite, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on December 15, 2003.

           Signature                                Title
           ---------                                -----


       /s/ Andrew Ruhan                   Chairman of the Board of Directors
------------------------------------
         Andrew Ruhan

     /s/ Arthur P. Becker                 Chief Executive Officer, President
------------------------------------      and Director (Principal Executive
       Arthur P. Becker                   Officer)

     /s/ James W. Pluntze                 Chief Financial Officer (Principal
------------------------------------      Financial and Accounting Officer)
       James W. Pluntze

       /s/ Gabriel Ruhan                  Chief Operating Officer and Director
------------------------------------
         Gabriel Ruhan

     /s/ James H. Dennedy                 Director
------------------------------------
       James H. Dennedy

      /s/ Thomas R. Evans                 Director
------------------------------------
        Thomas R. Evans

     /s/ Larry W. Schwartz                Director
------------------------------------
       Larry W. Schwartz

                                 EXHIBIT INDEX


EXHIBIT                           DESCRIPTION
-------                           -----------


  4.1 Amended and Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1999 (File No. 000-27597)

  4.2 Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated as of January 4, 2003, is incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2003 (File No. 000-27597)

  4.3 Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated as of January 7, 2003, is incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2003 (File No. 000-27597)

  4.4 Amended and Restated By-Laws is incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1999 (File No. 000-27597)

  4.5 Specimen Certificate of Common Stock, $.01 par value per share, of the Registrant is incorporated herein by reference to the Exhibit
             4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-83501)

  5          Opinion of Browne Rosedale & Lanouette LLP

 23.1        Consent of Browne Rosedale & Lanouette LLP (included in Exhibit 5)

 23.2        Consent of KPMG LLP

 24 Power of Attorney (included in the signature pages of this Registration Statement)

 99.1 Amended and Restated 2003 Stock Incentive Plan is incorporated herein by reference to the Registrant's Definitive Schedule 14A filed November 12, 2003 (File No. 000-27597)